UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2025

The Jones Financial Companies, L.L.L.P.

(Exact Name of Registrant as Specified in Its Charter)

Missouri (State or Other Jurisdiction of Incorporation)	0-16633 (Commission File Number)	43-1450818 (IRS Employer Identification No.)

12555 Manchester Road, Des Peres, Missouri (Address of Principal Executive Offices)	63131 (Zip Code)

(314) 515-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2025, The Jones Financial Companies, L.L.L.P. (the “Partnership”) announced certain changes among its senior leadership, including the appointment of Kristin Johnson, who currently serves as the Partnership's Chief Transformation Officer, to the newly created role of Chief Operating Officer, effective June 1, 2025. In this role, Ms. Johnson will be the Partnership’s principal operating officer and her responsibilities will include service and operations.

Further, on April 24, 2025, the Partnership announced the expansion of responsibilities for Andrew Miedler, the Partnership’s Chief Financial Officer. Effective as of June 1, 2025, Mr. Miedler will assume responsibility for digital and data and will continue in his role as the Partnership’s principal financial officer.

The Partnership did not take any compensation actions with respect to Ms. Johnson in connection with her appointment as Chief Operating Officer or with respect to expansion of Mr. Miedler's responsibilities. There are no family relationships between either Ms. Johnson or Mr. Miedler and any of the Partnership's executive officers. Neither Ms. Johnson nor Mr. Miedler has any interest in any transaction with the Partnership requiring disclosure under Item 404(a) of Regulation S-K. Biographical information about Ms. Johnson and Mr. Miedler is included in Part III, Item 10 of the Partnership's Form 10-K for the year ended December 31, 2024, and is incorporated herein by reference.

Additionally, on April 24, 2025, Francis LaQuinta, Head of Digital, Data and Operations, general partner of the Partnership and member of the Partnership’s Enterprise Leadership Team (and a named executive officer for the fiscal year ended December 31, 2024), announced his decision to retire as of December 31, 2025. Mr. LaQuinta will transition off the Partnership's Enterprise Leadership Team effective as of June 1, 2025, and will continue to serve in an advisory capacity to the Partnership until December 31, 2025.

Item 7.01. Regulation FD Disclosure

On April 24, 2025, the Partnership issued a press release announcing the changes in senior leadership described above. A copy of such press release is furnished as Exhibit 99.1 to this Report.

The information in this Item 7.01 and Exhibit 99.1 attached to this Report are being furnished under Item 7.01 of Form 8-K. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Discussion of Forward-Looking Statements

This report and the attached press release contain forward-looking statements within the meaning of U.S. securities laws. You can identify forward-looking statements by the use of the words “goals," "believe,” “evolve,” “anticipate,” “intend,” “will,” “and other expressions which predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Partnership. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Partnership to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause differences between forward-looking statements and actual events include, but are not limited to, the risks discussed under Part I, Item 1A – “Risk Factors” of the Partnership’s Form 10-K for the year ended December 31, 2024, and any updates to such risk factors contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K. These forward-looking statements were based on information, plans, and estimates at the date of this report, and the Partnership does not undertake to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated April 24, 2025.

101 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES FINANCIAL COMPANIES, L.L.L.P.
Date: April 24, 2025	By: /s/ Andrew T. Miedler
Name: Andrew T. Miedler
Title: Chief Financial Officer